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                                                                    EXHIBIT 10xv

                               HON INDUSTRIES INC.

                           LONG-TERM PERFORMANCE PLAN
       (As Adopted February 16, 2000 and Effective as of January 1, 2000)


         HON INDUSTRIES Inc., an Iowa corporation (the "Company"), hereby establishes this Long-Term Performance Plan (the "Performance Plan") effective as of January 1, 2000.

         1. PURPOSE. The purpose of this Performance Plan is to promote the attainment of the Company's performance goals by providing incentive compensation for certain designated key executives and employees of the Company and its Subsidiaries.

         2. DEFINITIONS. As used in this Performance Plan, the following terms have the following meanings when used herein with initial capital letters:

         (a) "Board" means the Board of Directors of the Company or, pursuant to any delegation by the Board to the Committee pursuant to Section 13, the Committee.

         (b) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (c) "Committee" means the Human Resources and Compensation Committee of the Board.

         (d) "Earned Performance Unit Award" means the number of Performance Units, if any, payable to a Participant at the end of the Performance Period, the dollar amount of which shall be based on the ending value of the Performance Units.

         (e) "Operating Unit" means either the Company as a whole or other individual subsidiary, division, store, or other business unit of the Company in which individuals employed thereby or therein have been approved to participate in this Performance Plan by the Board.

         (f) "Participant" means a person who is designated by the Board to receive benefits under this Performance Plan and who is at the time an officer, executive, or other employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities.

         (g) "Performance Measure" means the level of performance for the Operating Unit; a division or other business unit of an operating unit; or an individual Participant, or any of them, for each Performance Period, in each case as established pursuant to Section 6.

         (h) "Performance Period" means a period of three consecutive fiscal years of the Company commencing on the first day of a fiscal year of the Company.

         (i) Performance Unit shall mean a unit of a value, the initial value of which at the time of a Target Performance Unit Award shall be $1.00, and the ending value of which shall be determined by application of the Valuation Formula.
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         (j) "Retirement" means a Participant's voluntary termination of employment with the Company on or after attainment of age 65, or when the Participant is at least 55 years old and the sum of a Participant's age and service equals at least 65.

         (k) "Target Performance Unit Award" shall mean the initial number of Performance Units awarded to a Participant at the beginning of a Performance Period.

         (l) "Valuation Formula" shall mean the financial measurement approved by the Board used to determine the ending value of Performance Units.

         (m) Subsidiary" has the meaning specified in Rule 405 promulgated under the Securities Act of 1933, as amended (or under any successor rule substantially to the same effect).

         3. ELIGIBILITY. (a) Except as otherwise provided in this Section 3, an employee of the Company or one of its Subsidiaries will become a Participant for a particular Performance Period to the extent designated by the Board.

         (b) An employee who first becomes eligible to participate after the beginning of a particular Performance Period will become a Participant for such Performance Period only in accordance with this Section 3(b). The Board may allow participation for a portion of such Performance Period for such employee on such terms and conditions as the Board may determine.

         4. EARNED PERFORMANCE UNIT AWARD. Unless changed by the Board, each eligible Participant may earn an Earned Performance Unit Award as hereinafter provided. The performance of the Operating Unit, during a particular Performance Period will be measured using the Performance Measures established therefor by the Board in accordance with Section 6. In the event such performance for such Performance Period is below the minimum Performance Measures established therefore, no Earned Performance Unit Award would be paid to Participants in respect thereof.

         5. PERFORMANCE UNITS. Each Participant shall be granted a Target Performance Unit Award valued at $1.00 per Performance Unit at the beginning of the Performance Period, as determined by the Board. The number of Performance Units payable to a Participant at the end of the Performance Period will be determined by applying the Performance Measures applicable to the Performance Period to determine the Earned Performance Unit Award. The ending value of each Performance Unit in an Earned Performance Unit Award will be calculated pursuant to the Valuation Formula at the end of the Performance Period.

         6. PERFORMANCE MEASURES. (a) The Board will approve for each Performance Period the applicable Performance Measures, which will be used to determine the number of Performance Units in the Earned Performance Unit Award. Such Performance Measures may be adjusted during a Performance Period to prevent dilution or enlargement of award as a result of extraordinary events or circumstances as determined by the Board or to exclude the effects of extraordinary, unusual or nonrecurring events, changes in accounting principles, discontinued operations, acquisitions, divestitures and material restructuring charges.
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         (b) The Company will (i) notify each eligible employee who has been selected to participate in this Performance Plan that he or she is a Participant under this Performance Plan for such Performance Period and (ii) communicate in writing to each Participant the Target Performance Unit Award granted to such Participant pursuant to Section 5 and the Performance Measure and Valuation Formula applicable to such Participant for such Performance Period.

         7. PAYMENT OF AWARDS. Subject to Sections 8 and 9, the value of the Earned Performance Unit Award with respect to a Performance Period will be paid as soon as practicable after the end of such Performance Period, provided the Participant is employed by the Operating Unit as of the date of such payment, and such payment shall be made in the following form: (i) 50% of the value thereof in the form of cash, and (ii) 50% of the value thereof in the form of common stock of HON INDUSTRIES Inc. as Bonus Stock or deferred shares, as elected by the Participant, and as granted by the Board under the 1995 Stock-Based Compensation Plan. All Earned Performance Unit Awards that are paid in cash will be paid in U.S. dollars. The Company may deduct from any payment such amounts as may be required to be withheld under any federal, state, or local tax laws.

         8. TERMINATION OF EMPLOYMENT. (a) If a Participant terminates employment with the Company and its Subsidiaries due to death, disability, or Retirement occurring before the date that a Earned Performance Unit Award for a Performance Period is paid, the Participant's Earned Performance Unit Award, if any, will be payable as soon as practicable after the end of such Performance Period, and the value of such Award shall be equal to a value determined using the Performance Measures as of the end of the Performance Period with respect to a number of Performance Units equal to the product of (i) the number of units in the Target Performance Unit Award, multiplied by (ii) a fraction, the numerator of which is the number of months in the Performance Period that occurred prior to such termination of employment, and the denominator of which is the total number of months in such Performance Period ("Prorated Number of Performance Units"), provided that any unpaid units in the Target Performance Unit Award in such event shall be forfeited.

         (b) Except as provided in Section 9, if a Participant's employment with the Company and its Subsidiaries terminates before the date and Earned Performance Unit Award is paid for any reason other than death, disability or Retirement the Participant will not be entitled to any payment or award under this Performance Plan unless otherwise determined by the Board.

         9. CHANGE IN CONTROL OF THE COMPANY. (a) In connection with a Change in Control of the Company, the value of each Target Performance Unit Award shall be determined by the Board prior to the effective date of the Change in Control, and each Participant's Target Performance Unit Award will become payable without proration prior to such date.

         (b)      A "Change in Control of the Company" shall mean:

                           i) the acquisition by any individual, entity or group (with the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (a) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection
         (i), the following acquisitions shall not constitute a Change in
         Control: (a) any acquisition
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         directly from the Company, (b) any acquisition by the Company, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (d) any acquisition by any corporation pursuant to a transaction which complies with clauses (a), (b) and (c) of subsection
         (iii) of this paragraph; or

                           ii) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board; provided, however, that any individual becoming a Director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                           iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
         (b) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

         10. SALE OF OPERATING UNIT. Except as provided in paragraph 9, in the event of the sale of substantially all of the stock or assets of an Operating Unit, with respect to each Participant employed by such Operating Unit on the date of such sale, the value of each Performance Unit shall be determined as of the date of such sale, and the Participant shall be entitled to payment as of such date of a number of Performance Units equal to the product of (a)

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the number of Performance Units in the Participant's Target Performance Unit
Award, multiplied by (b) a fraction, the numerator of which is the number of months in the Performance Period that occurred prior to such sale, and the denominator of which is the total number of months in such Performance Period, provided that any unpaid Performance Units in such event shall be forfeited. The ending value of each performance unit awarded under this paragraph 10 shall be calculated using the actual purchase price of the Operating Unit in lieu of any ending value calculation that would otherwise have resulted by applying the Valuation Formula under this Plan.

         11. TRANSFERS AND CHANGES IN RESPONSIBILITIES. (a) If a Participant's responsibilities materially change or the Participant is transferred during a Performance Period to another Operating Unit or to a position that is not designated or eligible to participate in this Performance Plan, the Company may, as determined by the Board, either (i) continue the Participant's participation in this Performance Plan and, establish a new Target Performance Unit Award and Performance Measures for the Participant with respect to his or her new position, or (ii) terminate the Participant's participation in this Performance Plan and, as of the date of such change or transfer, prorate the Participant's Target Performance Unit Award on the basis of the ratio of the number of months of the Participant's participation during the Performance Period to which such Target Performance Unit Award relates to the aggregate number of months in such Performance Period.

         (b) If in the event of such a change or transfer the Participant's participation in this Performance Plan in respect of Earned Performance Unit is not terminated pursuant to Section 11(a)(ii), then the Participant's Earned Performance Unit will be prorated on the basis of the number of months of service by the Participant at each Operating Unit during the Performance Period.

         12. SECURITY OF PAYMENT OF BENEFITS. Unless otherwise determined by the Board, all Earned Performance Unit Awards will be paid from the Company's general assets, and nothing contained in this Performance Plan will require the Company to set aside or hold in trust any funds for the benefit of any Participant, who will have the status of a general unsecured creditor of the Company.

         13. ADMINISTRATION OF THE PLAN. (a) This Performance Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Performance Plan to the Human Resources and Compensation Committee of the Board.

         (b) The Board will take such actions as are required to be taken by it hereunder, may take the actions permitted to be taken by it hereunder, and will have the authority from time to time to interpret this Performance Plan and to adopt, amend, and rescind rules and regulations for implementing and administering this Performance Plan. All such actions will be in the sole discretion of the Board and, when taken, will be final, conclusive, and binding. Without limiting the generality or effect of the foregoing, the interpretation and construction by the Board of any provision of this Performance Plan or of any agreement, notification, or document evidencing the grant of benefits payable to Participants and any determination by the Board in its sole discretion pursuant to any provision of this Performance Plan or any provision of such agreement, notification, or document will be final and conclusive.

         (c) The existence of this Performance Plan or any right granted or other action taken pursuant hereto will not affect the authority of the Board or the Company to take any other action, including in respect of the grant or award of any annual or long-term incentive or other

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right or benefit, whether or not authorized by this Performance Plan, subject only to limitations imposed by other benefit plans of the Company and by applicable law.

         14. MISCELLANEOUS. (a) This Performance Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Participant's employment or other service at any time.

         (b) Except as otherwise provided in this Performance Plan, no right or benefit under this Performance Plan will be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge such right or benefit will be void. No such right or benefit will in any manner be liable for or subject to the debts, liabilities, or torts of a Participant.

         (c) This Performance Plan may be amended or terminated from time to time by the Board. In the event this Performance Plan is terminated before the last day of a Performance Period, the Earned Performance Unit Award otherwise payable for such Performance Period will be prorated on the basis of the ratio of the number of months in such Performance Period prior to such termination to the aggregate number of months in such Performance Period and will be paid only after the end of such Performance Period, which will be deemed to continue until the expiration thereof as if this Performance Plan had not been terminated.

         (d) If any provision in this Performance Plan is held to be invalid or unenforceable, no other provision of this Performance Plan will be affected thereby.

         (e) This Performance Plan will be governed by and construed in accordance with applicable United States federal law and, to the extent not preempted by such federal law, in accordance with the laws of the State of Iowa, without giving effect to the principles of conflict of laws thereof.

         15. EFFECTIVENESS. The amendment and restatement of this Performance Plan set forth herein will become effective as of January 1, 2000